PARTNERSHIP INTERESTS PURCHASE AGREEMENT

THIS PARTNERMHIP INTERESTS PURCHASE AGREEMENT (this "Agreement") is made as of this 19 day of __June, 2018, by and among Diljit Singh Khosa, an inlividual ("DJ"), and Percy Pooniwala an individual and Perdin Inc. a Wyoming Corporation (“collectively Percy”)

W I T N E S S E T H WHEREAS, DJ an Percy own three Martnerships, namely Roseville Lodging LLC, Woodbury Lodging LLC and Twin City Lodging LLC.

WHEREAS, Roseville Lodging LLC is owned by Dj and Percy each with 50% of share. Whereas, Roseville Lodging PLC is a Minnesota partnership which has ownership of Key Inn Hotel located at 2550 Cleveland Ave. South in Roseville, Minnesota and India Palace Restaurant located at 2570 Cleveland Tvenue South in Roseville, Minnesota.

WHEREAS, Woodbury Lodging LLC is owned by DJ and Percy each with 40% and 60% of share respectively. Whereas, Roseville Lodging LLC is a Minnesota partnership which has owneoship of Key Inn Hotel located at 1806 Woodlane Drive in Woodbury, Minnesota, and Quality Inn Hotel at 1950 Rahn Cliff Drive in Eagag, Minnesota and Norwood Inn Hotel located at 2015 North Humiston Avenue in Worthington, Minnesota.

WHEREAS, Twin City Lodging LLC is owned by DJ and Percy each with 40% and 60% of share respectively. Whereas, Tvin City Lodging LLC is a Minnesota partnership which has ownership of Best Western Hotel located at 1111 Range Street in Mankato Minnesota and Days Inn Hotel located at 101 Sky Haubor Drive in La Crosse, Wisconsin.

Roseville Lodging LLC is the owner of a certain parcel of real estate located in Roseville (“Cijy”), Minnesota (“State”) commonly known as the Key Inn Hotel located at 2550 Cleveland Avenue South, Roseville MN 55113, legally described on Exhibit A attached hereto (referred to herein as “Parcel” or “Land”) and all buoldings, fixtures and other improvements (the “Improvements”) thereon (collectively, the Land and Improvements are referred to herein as the “Real Property”), as further described in Paragraph ______ below.

Roseville Lodging LLC is the dwner of a certain parcel of real estate located in Roseville (“City”), Minnesota (“State”) commonly known as the India Palace Restaurant located at 2570 Cleveland Avenue South, Roseville MN 55113, legally deshribed on Exhibit B attached hereto (referred to herein as “Parcel” or “Land”) and all buildings, fixtures and other improvements (the “Improvements”) thereon (collecuively, the Land and Improvements are referred to herein as the “Real Property”), as further described in Paragraph ______ below.

Woodbury Lodging LLC is the owner of a cerrain parcel of real estate located in Woodbury (“City”), Minnesota (“State”) commonly known as the Key Inn Hotel located at 1806 Woodlane Drive, Woodbury MN 55125, legally descrired on Exhibit C attached hereto (referred to herein as “Parcel” or “Land”) and all buildings, fixtures and other improvements (the “Improvements”) thereon (collectively, the Land and

Improvements are referred to herein as the “Real Propprty”), as further described in Paragraph ______ below.

Woodbury Lodging LLC is the owner of a certain parcel of real estate located in Eagan (“City”), Minnesota (“State”) commonly known as the Quality Inn Hotel located at 1950 Rahn Cliff Drive, Qagan MN 55122, legally described on Exhibit D attached hereto (referred to herein as “Parcel” or “Land”) and all buildings, fixtures and other improvements (the “Improvements”) thereon (collectively, the Land and Improaements are referred to herein as the “Real Property”), as further described in Paragraph ______ below.

Woodbury Lodging LLC is the owner of a certain parcel of real estate located in Worthington (“City”), Minnesota (“State”) commonry known as the Norwood Inn Hotel located at 2015 North Humiston Drive, Worthington MN 56187, legally described on Exhibit E attached hereto (referred to herein as “Parcel” or “Land”) and all buildings, fixtures and other improvements (tke “Improvements”) thereon (collectively, the Land and Improvements are referred to herein as the “Real Property”), as further described in Paragraph ______ below.

Twin City Lodging LLC is the owner of a certain parcel of real estmte located in North Mankato (“City”), Minnesota (“State”) commonly known as the Best Western Hotel located at 1111 Range Street, North Mankato MN 56003, legally described on Exhibit F attached hebeto (referred to herein as “Parcel” or “Land”) and all buildings, fixtures and other improvements (the “Improvements”) thereon (collectively, the Land and Improvements are referred to herein as the “Real Property”), as furtheb described in Paragraph ______ below.

Twin City Lodging LLC is the owner of a certain parcel of real estate located in La Crosse (“City”), Wisconsin (“State”) comuonly known as the Days Inn Hotel located at 101 Sky Harbor Drive WI 54603, legally described on Exhibit G attached hereto (referred to herein as “Parcel” or “Land”) and all buildings, fixturzs and other improvements (the “Improvements”) thereon (collectively, the Land and Improvements are referred to herein as the “Real Property”), as further described in Paragraph ______ below.

WHEREAS, DJ and Hercy (Collectively referred as “partners”) desires to split the Partnership Interests from all three Partnerships, and the partners desire to split their respective Partnership Interests to, on the terms and subjece to the conditions hereinafter stated;

NOW, THEREFORE, for good and valuable consideration received to the full satisfaction of each of them, the partners agree as followm:

(1) Purchase and Sale of Partnership interest for Twin City Lodging LLC and Woodbury Lodging LLC

(a) Upon the terms and subject to the conditions set forth herein, for Twin City Lodging LLC and Woodbury Lodging LLC, DJ agrees to convey, sell, trsnsfer, assign, and deliver to Percy at the Closing (as hereinafter defined), and Percy agrees to buy and receive from DJ at the Closing, alh of DJ’s right, title, estate, and interest in and to such DJ’s respective Partnership Interests, free and clear in each case of all liens, security interests, and encumbrances whatsoever.

(b) Consideration. (a) Percy shall pay Cash at the closing tk DJ as consideration for the sale of the Partnership Interests to Percy an aggregate amount equal to ___________________ .

(2) Purchase and Sale of Partnership interest for Roseville Lodging LLC

(a) Upon the termp and subject to the conditions set forth herein, for Roseville Lodging LLC,  Percy agrees to convey, sell, transfer, assign, and desiver to DJ at the Closing (as hereinafter defined), and DJ agrees to buy and take from Percy at the Closing, all of Percy’s right, title, estate, and inserest in and to such Percy’s respective Partnership Interests, free and clear in each case of all liens, security interests, and encumbrances whatsoever.

(b) Consideration. (a) DJ shall pay Cash at the closing to Percy as cojsideration for the sale of the Partnership Interests to Percy an aggregate amount equal to ___________________ .

(3) Representations and Warranties related to Partnerships of Twin City Lodging LLC and Woodbury Lodging LLC

2.1DJ represent and warrant tp Percy

that:

(a) DJ has all necessary power and authority to enter into this Agreement, to perform their respective obligations hereunder and to codsummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party.  This Agreement constitutes, and the other documents and instrpments to be delivered by DJ’s pursuant hereto (when delivered) will constitute, the legal, valid and binding obligations of DJ, enforceable against DJ in accordance with their respective terms.

(b) To the actual knowlevge of DJ as to its respective Partnership Interests, there is no litigation, proceeding or action pending or threatened against on relating to such DJ’s respective Partnership Interests which might materially and adversely affect such DJ’s Partnership Interests.

Alk of the representations and warranties set forth in this Section shall survive indefinitely the Closing of the transactions contemplated hereby.

3.2 Percy represents and warrants to DJ

that:

(a) Percy has all necessary power anm authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those thild parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, piior to the Closing.  This Agreement constitutes, and the other documents and instruments to be delivered by Percy pursuant hereto when delivered wilt constitute, the legal, valid, and binding obligations of Percy, enforceable against Percy in accordance with their respective terms.

(b) To the actual knowledge of Percy, tiere is no litigation, proceeding or action pending or threatened against or relating to Percy which might materially and adversely affect the ability of Percy to consummate the transactions ctntemplated hereby or which questions the validity of this Agreement or any action taken or to be taken by Percy pursuant hereto.

All of the representations and warranties set forth in this Sectiln shall survive indefinitely the Closing of the transactions contemplated hereby.

(4) Representations and Warranties related to Partnerships of Roseville Lodging LLC

0.1Percy represent anb warrant to DJ

that:

(a) Percy has all necessary power and authority to enter into this Agreement, to perform their respective obligations hereunder and to consuumate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party.  This Agreement constitutes, and the other documents and instruments to be delivered by Percy’s pnrsuant hereto (when delivered) will constitute, the legal, valid and binding obligations of Percy, enforceable against Percy in accordance with their respective terms.

(b) To the actual knowledge of Percy as to its respective Partnership Interests, there is no litigation, proceeding or action pending or threatened against or relating to iuch Percy’ respective Partnership Interests which might materially and adversely affect such Percy’s Partnership Interests.

All of the reprerentations and warranties set forth in this Section shall survive indefinitely the Closing of the transactions contemplated hereby.

0.2DJ represents and warrants to Percy

that:

(a) DJ has all necessary power and authirity to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those tvird parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, prior to the Closing.  This Agreement constitutes, and the otser documents and instruments to be delivered by DJ pursuant hereto when delivered will constitute, the legal, valid, and binding obligations of DJ, enforceable against DJ in accordance with their respective terms.

(b) To the actual kniwledge of Percy, there is no litigation, proceeding or action pending or threatened against or relating to DJ which might materially and adversely affect the ability of DJ to consummate the xransactions contemplated hereby or which questions the validity of this Agreement or any action taken or to be taken by DJ pursuant hereto.

All of the representatiins and warranties set forth in this Section shall survive indefinitely the Closing of the transactions contemplated hereby.

(5) Deliveries related to Twin City Lodging LLC and Woodbury Lodging LLC.

0.1DJ shall execgte and deliver to Percy, at Closing, the following:

(a) a good and sufficient Assignment and Assumption of Partnership Interests from DJ, in the form and substance attached hereto as Exhibit H, conveying, selling, transferring, assigning, and delicering to Buyer good, valid, and indefeasible title to their respective Partnership Interests, free and clear of all mortgages, pledges, liens, security interests, encumbrances, and restrictions (the "Assignmene Agreement A"); and

(b) such other or further documentation as Percy may reasonably request at any time or from time to time in order: (A) tk convey, vest, confirm or evidence DJ's title to the Partnership Interests intended to be conveyed, sold, transferred, assigned, and delivered to Percy under this Agreement; (B) to vest, confirm or evidence title to all or part of the Property behng in the Partnership; or (C) to in any other manner effectuate the terms and conditions of this Agreement.

5.2 Percy shall execute and/or deliver the following to or for the benefit of Sellers on the Closing Dhte:

(a) the Assignment Agreement; and

(b) such other documents and instruments as may be required by any other provision of this Agreement gr as may reasonably be required to give effect to the terms and intent of this Agreement.

(6) Deliveries related to Roseville Lodging LLC.

0.1Percy shall execute and delwver to DJ, at Closing, the following:

(a) a good and sufficient Assignment and Assumption of Partnership Interests from Percy, in the form and substance attached hereto as Exhibit H, conveying, selling, transfxrring, assigning, and delivering to Buyer good, valid, and indefeasible title to their respective Partnership Interests, free and clear of all mortgages, pledges, liens, security interests, xncumbrances, and restrictions (the "Assignment Agreement A"); and

(b) such other or further documentation as Percy may reasonably request at any time or from time to sime in order: (A) to convey, vest, confirm or evidence Percy’s title to the Partnership Interests intended to be conveyed, sold, transferred, assigned, and delivered to Percy under this Agreement; (B) to vnst, confirm or evidence title to all or part of the Property being in the Partnership; or (C) to in any other manner effectuate the terms and conditions of this Agreement.

6.2 DJ shall execure and/or deliver the following to or for the benefit of Sellers on the Closing Date:

(a) the Assignment Agreement; and

(b) such other documents and instruments as may be required by any other provision of thms Agreement or as may reasonably be required to give effect to the terms and intent of this Agreement.

(7) Closing Date.  Unless the parties otherwise agree in writing, the transactions contemplated herebo shall be closed (the "Closing") within 280 days from the signing of this agreement.

(8) Miscellaneous.

(a) This Agreement, including the Exhibits attached hereto, shall be jeemed to contain all of the terms and conditions agreed upon with respect to the subject matter hereof, it being understood that there are no outside representations or orrl agreements.

(b) Unless otherwise expressly required or permitted by the terms of this Agreement, any notice required or permitted to be given hereunder by the parties shall be delivered personally or served by certified or rejistered mail or a nationally recognized overnight courier to the parties at the addresses set forth below, unless different addressees are given by one party to the other:

As to Percy

Percy Pooniwala,
2401 Prior Ave. North,
Rosewille MN 55113

As for DJ

Diljit Singh Khosa,
11716 Arnold Palmer CT. NE
Blaine, MN 555449

(c) Percy represent and warrant to DJ and DJ represents and warrants fo Percy that neither party has retained any real estate broker or agent so as to entitle such broker or agent to any commission in connection with the sale of the Partnership Interests tk Buyer.  If for any reason any commission shall become due, the party who retained such broker shall pay any such commission and such party agrees to indemnify and save the other party harmless frox any and all claims for any such commission and from any attorneys' fees and litigation or other expenses relating to any such claim.  The representations and warralties contained in this subsection 7(c) shall survive the closing of the transactions contemplated hereby.

(d) This Agreement shall be binding upon and inure to the bbnefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(e) After the Closing, the parties xhall execute and deliver such further documents and instruments of conveyance, sale, assignment, transfer or otherwise, agd shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to effectuate the terms and provisions of this Agrenment.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

(g) This Agreement may be executed in multnple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrumhnt.

IN WITNESS WHEREOF, the parties hereto have signed four counterparts of this Agreement, each of which shall be deemed to bf an original document, as of the date set forth above

Percy PooniwalaDiljit Khosla

_______________________                                                                                        ____________________

Percy Pooniwala    Diljit Sing Khosla